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                                                                     EXHIBIT 4-2

                              OFFICERS' CERTIFICATE
                      PURSUANT TO SECTIONS 201, 301 AND 303
                                OF THE INDENTURE


          The undersigned, Sheila Gibbons and John R. Rettberg, do hereby certify that they are the duly appointed and acting Corporate Vice President and Treasurer, respectively, of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of October 15, 1994, between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Indenture"), that:

          A. There is hereby established pursuant to resolutions duly adopted by the Board of Directors of the Company on September 21, 1994, two series of Securities (as defined in the Indenture) to be issued under the Indenture, with the following terms:

                            I.  8-5/8% NOTES DUE 2004

          (1) The title of the Securities of the series is "8-5/8% Notes Due 2004" (the "Notes").

          (2) The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to
     Section 303, are deemed never to have been authenticated and delivered hereunder) is $350,000,000.

          (3) Interest on the Notes shall be payable to the persons in whose names the Notes are registered at the close of business on the Regular Record Date (as specified below) for such interest.

          (4) The principal of the Notes shall be payable, unless accelerated pursuant to the Indenture, on October 15, 2004.

          (5) The rate at which each of the Notes shall bear interest shall be 8-5/8% per annum. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for each of the Notes shall be October 27, 1994. The Interest Payment Dates on which interest on the Notes


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     shall be payable are April 15 and October 15, commencing April 15, 1995.
     The Regular Record Date for the interest payable on the Notes on any Interest Payment Date shall be the April 1 or October 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date.

          (6) The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York (as of the date of this Certificate, such office being located at the office of the Trustee, 1 Chase Manhattan Plaza, New York, New York, 10081, Attention:
     Institutional Trust Group), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) or by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register.

          (7) The Notes are not redeemable prior to the Stated Maturity (as defined in the Indenture) date of October 15, 2004.

          (8) There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or to redeem or purchase any of the Notes prior to the Stated Maturity (as defined in the Indenture) at the option of the Holder thereof.

          (9) There is no provision for the conversion or exchange of the Notes, either at the option of the Holder thereof or the Company, into or for another security or securities of the Company.

          (10) The Notes shall be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

          (11) The entire principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          (12) The Notes shall be issued as Global Securities (as defined in the Indenture) and The Depository Trust Company shall be the Depositary (as defined in the Indenture) for the Notes.


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                         II.  9-3/8% DEBENTURES DUE 2024

          (1) The title of the Securities of the series is "9-3/8% Debentures Due 2024" (the "Debentures").

          (2) The limit upon the aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to
     Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder) is $250,000,000.

          (3) Interest on the Debentures shall be payable to the persons in whose names the Debentures are registered at the close of business on the Regular Record Date (as specified below) for such interest.

          (4) The principal of the Debentures shall be payable, unless accelerated pursuant to the Indenture, on October 15, 2024.

          (5) The rate at which each of the Debentures shall bear interest shall be 9-3/8% per annum. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for each of the Debentures shall be October 27, 1994. The Interest Payment Dates on which interest on the Debentures shall be payable are April 15 and October 15, commencing April 15, 1995. The Regular Record Date for the interest payable on the Debentures on any Interest Payment Date shall be the April 1 or October 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date.

          (6) The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York (as of the date of this Certificate, such office being located at the office of the Trustee, 1 Chase Manhattan Plaza, New York, New York, 10081,
     Attention: Institutional Trust Group), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) or by wire transfer to an


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     account maintained by the person entitled thereto as specified in the
     Security Register.

          (7) The Debentures may not be redeemed by the Company prior to October 15, 2004. On and after such date, the Debentures may be redeemed at the option of the Company, on not less than 30 days' nor more than 60 days' notice, in whole or in part, at the redemption prices set forth below, in each case plus accrued and unpaid interest (if any) to the date fixed for redemption. The redemption prices (expressed as percentages of principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated, are as follows:

                    Percentage of                        Percentage of
                      Principal                           Principal
     Year               Amount          Year                 Amount
     ----           -------------       ----             -------------

     2004 . . . . . .  104.363%         2009 . . . . . .  102.181%
     2005 . . . . . .  103.926          2010 . . . . . .  101.745
     2006 . . . . . .  103.490          2011 . . . . . .  101.309
     2007 . . . . . .  103.054          2012 . . . . . .  100.873
     2008 . . . . . .  102.618          2013 . . . . . .  100.436

     and thereafter at 100% of the principal amount thereof.

          (8) There is no obligation of the Company to redeem or purchase the Debentures pursuant to any sinking fund or analogous provisions or to redeem or purchase any of the Debentures prior to the Stated Maturity (as defined in the Indenture) at the option of the Holder thereof.

          (9) There is no provision for the conversion or exchange of the Debentures, either at the option of the Holder thereof or the Company, into or for another security or securities of the Company.

          (10) The Debentures shall be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

          (11) The entire principal amount of the Debentures shall be payable upon declaration of acceleration of the maturity thereof pursuant to
     Section 502 of the Indenture.

          (12) The Debentures shall be issued as Global Securities (as defined in the Indenture) and The Depository Trust Company shall be the Depositary (as defined in the Indenture) for the Debentures.

          B. The forms of the Notes and the Debentures attached hereto as Exhibits A and B, respectively, are approved.


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          C.   The Trustee is appointed as Paying Agent.

          D. The foregoing forms and terms of the Notes and the Debentures have been established in conformity with the provisions of the Indenture.

          E. This Officers' Certificate shall constitute evidence of, and shall be, action by the undersigned as Officers designated in the resolutions referred to in paragraph A above, determining and setting the specific terms of the Notes and the Debentures as set forth in paragraph A above.

          F. Each of the undersigned has read the provisions of Sections 201, 301 and 303 of the Indenture and the definitions relating thereto and has examined the resolutions referred to in paragraph A above and the forms of the Notes and the Debentures and, in the opinion of each of the undersigned, has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the Notes and the Debentures have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers' Certificate as of the 20th day of October, 1994.


                              /s/ Sheila Gibbons
                              -------------------------------
                              Name: Sheila Gibbons
                              Title: Corporate Vice President


                              /s/ John R. Rettberg
                              -------------------------------
                              Name: John R. Rettberg
                              Title: Treasurer


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